Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Third Quarter 2017 Results
SAN JOSE, Calif.-October 30, 2017-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, today announced its unaudited results for the third quarter of 2017.
Q3 Financial and Business Highlights

•	GAAP revenue of $92.0 million up 11.8%, and non-GAAP revenue of $91.6 million up 11.3%, sequentially

•	GAAP and non-GAAP Video revenue of $84.2 million up 14.7%, sequentially

•	GAAP gross margin up 10.0% from 41.1% to 51.1%, and non-GAAP gross margin up 5.5% from 47.9% to 53.4%, sequentially

•	GAAP operating expense flat, and non-GAAP operating expense down 14.5%, sequentially

•	GAAP operating margin of (15.4%) and non-GAAP operating margin of 1.4%

•	Record backlog and deferred revenue of $200.9 million, with CableOS backlog greater than $20 million

•	Video SaaS TCV 6% of total bookings, and ARR of $7 million up 37% sequentially

•	Surpassed 20,000 live OTT channels powered globally

•	Further expansion of CableOS deployments and advanced field trials

•	Settled Avid litigation
“We drove high single digit operating margin in our video segment through growth of our premium live OTT solutions and crisp cost control,” said Patrick Harshman, president and chief executive officer of Harmonic. “Our CableOS program also made significant progress, including a new tier 1 customer design win, expanded commercial deployments and trial activity, and a growing backlog of orders.”
Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q3 2017	Q2 2017	Q3 2016	Q3 2017	Q2 2017	Q3 2016
	(in millions, except per share data)
Net revenue	$92.0	$82.3	$101.4	$91.6	$82.3	$101.7
Net loss	$(15.6)	$(31.5)	$(16.0)	$(0.5)	$(15.7)	$(1.1)
Diluted EPS	$(0.19)	$(0.39)	$(0.21)	$(0.01)	$(0.20)	$(0.01)

Other Financial Information				Q3 2017	Q2 2017	Q3 2016
				(in millions)
Bookings for the quarter				$96.0	$91.1	$97.3
Backlog and deferred revenue as of quarter end				$200.9	$194.4	$181.1
Cash and short-term investments as of quarter end				$50.0	$52.9	$52.7
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Outlook and Financial Guidance

GAAP Financial Guidance	Q4 2017		2017
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$90.0	$100.0	$347.9	$357.9
Video	$80.0	$86.0	$311.9	$317.9
Cable Edge	$10.0	$14.0	$36.0	$40.0
Gross Margin %	50.0%	51.0%	48.0%	49.0%
Video	52.0%	54.0%	52.0%	53.0%
Cable Edge	26.0%	28.0%	12.0%	14.0%
Operating Expenses	$54.4	$56.4	$238.0	$240.0
Operating Loss	$(11.5)	$(3.0)	$(73.2)	$(64.7)
Tax benefit (expense)	$(0.8)	$(0.8)	$0.8	$0.8
EPS	$(0.19)	$(0.08)	$(1.06)	$(0.96)
Shares	82.0	82.0	81.0	81.0
Cash and short-term investments	$40.0	$50.0	$40.0	$50.0

Non-GAAP Financial Guidance	Q4 2017		2017
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$90.0	$100.0	$348.0	$358.0
Video	$80.0	$86.0	$312.0	$318.0
Cable Edge	$10.0	$14.0	$36.0	$40.0
Gross Margin %	52.0%	53.5%	51.5%	52.0%
Video	55.0%	57.0%	55.0%	55.5%
Cable Edge	27.0%	29.0%	22.0%	23.0%
Operating Expenses	$48.0	$50.0	$206.0	$208.0
Operating Income (Loss)	$(3.0)	$5.5	$(28.5)	$(20.0)
Tax rate	15%	15%	15%	15%
EPS	$(0.05)	$0.04	$(0.38)	$(0.29)
Shares	82.0	82.5	81.0	81.0
Cash and short-term investments	$40.0	$50.0	$40.0	$50.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, October 30, 2017. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.800.240.9147 or +1.574.990.1032 (passcode 99911839). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.855.859.2056 or +1.404.537.3406 (passcode 99911839).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. Harmonic has also revolutionized cable access networking via the industry’s first virtualized CCAP solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services,

Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate and non-GAAP EPS for the fourth quarter of 2017 and for the fiscal year ended December 31, 2017, share count, and cash and short-term investments at December 31, 2017. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS™ product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2016, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Edge inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Edge segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition- and integration- related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition-and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Inventory fair value adjustment - Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million in this quarter were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

The Company has also provided in this release the following non-GAAP financial measures:

Total contract value (TCV) - TCV bookings for OTT SaaS are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance and services contracts, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and bookings are not meant as a substitute measure for revenue in accordance with GAAP.
Annual recurring revenue (ARR) - ARR is used to assess the trajectory of our OTT SaaS business. ARR means, as of a specified date, the contracted recurring revenue which includes both subscription and maintenance contracts (and excludes perpetual license, term license and service agreements) that are current and booked with a future start date. ARR should be viewed independently of revenue and any other GAAP measure.
CONTACTS:

Sanjay Kalra	Blair King
Chief Financial Officer	Director, Investor Relations and Treasurer
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.408.490.6172

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	September 29, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$50,039	$55,635
Short-term investments	—	6,923
Accounts receivable, net	71,582	86,765
Inventories	31,754	41,193
Prepaid expenses and other current assets	22,682	26,319
Total current assets	176,057	216,835
Property and equipment, net	30,731	32,164
Goodwill	241,932	237,279
Intangibles, net	23,316	29,231
Other long-term assets	39,926	38,560
Total assets	$511,962	$554,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,434	$7,275
Accounts payable	31,839	28,892
Income taxes payable	1,411	1,166
Deferred revenue	52,811	52,414
Accrued and other current liabilities	52,828	55,150
Total current liabilities	146,323	144,897
Convertible notes, long-term	107,318	103,259
Other debts and capital lease obligations, long-term	15,439	13,915
Income taxes payable, long-term	591	2,926
Deferred tax liabilities, long-term	327	—
Other non-current liabilities	21,366	18,431
Total liabilities	291,364	283,428

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 81,606 and 78,456 shares issued and outstanding at September 29, 2017 and December 31, 2016, respectively	82	78
Additional paid-in capital	2,267,213	2,254,055
Accumulated deficit	(2,045,967)	(1,976,222)
Accumulated other comprehensive loss	(730)	(7,270)
Total stockholders' equity	220,598	270,641
Total liabilities and stockholders' equity	$511,962	$554,069

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Revenue:
Product	$58,161	$70,285	$158,657	$205,342
Services	33,853	31,121	98,615	87,467
Total net revenue	92,014	101,406	257,272	292,809
Cost of revenue:
Product	27,736	34,460	85,843	105,698
Services	17,253	15,583	50,181	44,054
Total cost of revenue	44,989	50,043	136,024	149,752
Gross profit	47,025	51,363	121,248	143,057
Operating expenses:
Research and development	21,289	24,202	73,226	74,272
Selling, general and administrative	37,121	36,112	104,377	105,498
Amortization of intangibles	793	3,009	2,347	9,606
Restructuring and related charges	2,028	(27)	4,084	4,488
Total operating expenses	61,231	63,296	184,034	193,864
Loss from operations	(14,206)	(11,933)	(62,786)	(50,807)
Interest expense, net	(2,794)	(2,734)	(8,064)	(7,806)
Other expense, net	(498)	(328)	(1,828)	(5)
Loss on impairment of long-term investment	—	(1,259)	—	(2,735)
Loss before income taxes	(17,498)	(16,254)	(72,678)	(61,353)
(Benefit from) provision for income taxes	(1,915)	(242)	(1,568)	518
Net loss	$(15,583)	$(16,012)	$(71,110)	$(61,871)
Net loss per share:
Basic and diluted	$(0.19)	$(0.21)	$(0.88)	$(0.80)
Shares used in per share calculation:
Basic and diluted	81,445	78,092	80,618	77,475

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended
	September 29, 2017	September 30, 2016
Cash flows from operating activities:
Net loss	$(71,110)	$(61,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	6,232	12,711
Depreciation	11,045	13,198
Stock-based compensation	11,107	8,542
Amortization of discount on convertible debt	4,060	3,669
Amortization of non-cash warrant	38	—
Restructuring, asset impairment and loss on retirement of fixed assets	565	1,476
Loss on impairment of long-term investment	—	2,735
Foreign currency adjustments	1,795	(911)
Provision for excess and obsolete inventories	5,578	6,246
Allowance for doubtful accounts, returns and discounts	4,309	1,222
Other non-cash adjustments, net	298	251
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	11,367	(12,869)
Inventories	6,188	2,225
Prepaid expenses and other assets	6,702	(5,938)
Accounts payable	2,129	2,505
Deferred revenue	(1,098)	20,038
Income taxes payable	(2,122)	(827)
Accrued and other liabilities	(3,053)	(5,040)
Net cash used in operating activities	(5,970)	(12,638)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(75,669)
Proceeds from maturities and sale of investments	6,898	18,692
Purchases of property and equipment	(9,075)	(11,423)
Net cash used in investing activities	(2,177)	(68,400)
Cash flows from financing activities:
Payment of convertible debt issuance costs	—	(582)
Proceeds from other debts and capital leases	6,344	5,968
Repayment of other debts and capital leases	(7,008)	(8,038)
Proceeds from common stock issued to employees	4,697	3,736
Payment of tax withholding obligations related to net share settlements of restricted stock units	(2,757)	(1,313)
Net cash provided by (used in) financing activities	1,276	(229)
Effect of exchange rate changes on cash and cash equivalents	1,275	(182)
Net decrease in cash and cash equivalents	(5,596)	(81,449)
Cash and cash equivalents at beginning of period	55,635	126,190
Cash and cash equivalents at end of period	$50,039	$44,741

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	September 29, 2017				June 30, 2017				September 30, 2016
	GAAP	Adjust-ments(1)	Non-GAAP		GAAP	Adjust-ments(1)	Non-GAAP		GAAP	Adjust-ments(1)	Non-GAAP
Product
Video Products	$54,175	$—	$54,175	59%	$44,726	$—	$44,726	54%	$63,288	$—	$63,288	62%
Cable Edge	3,986	(163)	3,823	4%	5,366	—	5,366	7%	6,997	$—	6,997	7%
Services and Support	33,853	(215)	33,638	37%	32,223	—	32,223	39%	31,121	325	31,446	31%
Total	$92,014	$(378)	$91,636	100%	$82,315	$—	$82,315	100%	$101,406	$325	$101,731	100%

Geography
Americas	$48,656	$(378)	$48,278	53%	$40,611	$—	$40,611	50%	$47,856	$166	$48,022	47%
EMEA	27,528	—	27,528	30%	24,953	—	24,953	30%	32,405	106	32,511	32%
APAC	15,830	—	15,830	17%	16,751	—	16,751	20%	21,145	53	21,198	21%
Total	$92,014	$(378)	$91,636	100%	$82,315	$—	$82,315	100%	$101,406	$325	$101,731	100%

Market
Service Provider	$50,410	$(378)	$50,032	55%	$46,420	$—	$46,420	56%	$53,459	$97	$53,556	53%
Broadcast and Media	41,604	—	41,604	45%	35,895	—	35,895	44%	47,947	228	48,175	47%
Total	$92,014	$(378)	$91,636	100%	$82,315	$—	$82,315	100%	$101,406	$325	$101,731	100%

	Nine months ended
	September 29, 2017				September 30, 2016
	GAAP	Adjust-ments(1)	Non-GAAP		GAAP(2)	Adjust-ments(1)	Non-GAAP(2)
Product
Video Products	$144,419	$—	$144,419	56%	$169,162	$560	$169,722	58%
Cable Edge	14,238	28	14,266	6%	36,180	—	36,180	12%
Services and Support	98,615	121	98,736	38%	87,467	1,168	88,635	30%
Total	$257,272	$149	$257,421	100%	$292,809	$1,728	$294,537	100%

Geography
Americas	$127,173	$38	$127,211	49%	$154,513	$390	$154,903	53%
EMEA	77,920	111	78,031	30%	85,716	974	86,690	29%
APAC	52,179	—	52,179	21%	52,580	364	52,944	18%
Total	$257,272	$149	$257,421	100%	$292,809	$1,728	$294,537	100%

Market
Service Provider	$144,858	$38	$144,896	56%	$170,462	$575	$171,037	58%
Broadcast and Media	112,414	111	112,525	44%	122,347	1,153	123,500	42%
Total	$257,272	$149	$257,421	100%	$292,809	$1,728	$294,537	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
(2) Exclude TVN revenue prior to March 1, 2016.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended September, 29 2017
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$84,155	$7,481	$91,636	$378	$92,014
Gross profit	48,283	686	48,969	(1,944)	47,025
Gross margin%	57.4%	9.2%	53.4%		51.1%
Operating income (loss)	7,009	(5,735)	1,274	(15,480)	(14,206)
Operating margin%	8.3%	(76.7)%	1.4%		(15.4)%
	Three months ended June 30, 2017
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$73,379	$8,936	$82,315	$—	$82,315
Gross profit	37,720	1,699	39,419	(5,604)	33,815
Gross margin%	51.4%	19.0%	47.9%		41.1%
Operating loss	(8,947)	(7,411)	(16,358)	(11,064)	(27,422)
Operating margin%	(12.2)%	(82.9)%	(19.9)%		(33.3)%
	Three months ended September 30, 2016
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$91,678	$10,053	$101,731	$(325)	$101,406
Gross profit	49,633	3,754	53,387	(2,024)	51,363
Gross margin%	54.1%	37.3%	52.5%		50.7%
Operating income (loss)	5,211	(4,767)	444	(12,377)	(11,933)
Operating margin%	5.7%	(47.4)%	0.4%		(11.8)%
	Nine months ended September 29, 2017
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$231,987	$25,434	$257,421	$(149)	$257,272
Gross profit	126,887	5,011	131,898	(10,650)	121,248
Gross margin%	54.7%	19.7%	51.2%		47.1%
Operating loss	(7,663)	(18,810)	(26,473)	(36,313)	(62,786)
Operating margin%	(3.3)%	(74.0)%	(10.3)%		(24.4)%
	Nine months ended September 30, 2016 (2)
	Video	Cable Edge	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$248,677	$45,860	$294,537	$(1,728)	$292,809
Gross profit	135,758	18,278	154,036	(10,979)	143,057
Gross margin%	54.6%	39.9%	52.3%		48.9%
Operating loss	(27)	(7,117)	(7,144)	(43,663)	(50,807)
Operating margin%	—%	(15.5)%	(2.4)%		(17.4)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.
(2) Excludes TVN results prior to March 1, 2016.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended September 29, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$92,014	$47,025	$61,231	$(14,206)	$(3,292)	$(15,583)
Accounting impact related to warrant amortization	(378)	(378)	—	(378)	—	(378)
Stock-based compensation in cost of revenue	—	478	—	478	—	478
Stock-based compensation in research and development	—	—	(1,183)	1,183	—	1,183
Stock-based compensation in selling, general and administrative	—	—	(2,059)	2,059	—	2,059
Amortization of intangibles	—	1,295	(793)	2,088	—	2,088
Restructuring and related charges	—	549	(2,028)	2,577	—	2,577
TVN acquisition- and integration-related costs	—	—	(117)	117	—	117
Avid litigation settlement fees and associated legal fees	—	—	(7,356)	7,356	—	7,356
Non-cash interest expenses related to convertible notes	—	—	—	—	1,384	1,384
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,820)
Total adjustments	(378)	1,944	(13,536)	15,480	1,384	15,044

Non-GAAP	$91,636	$48,969	$47,695	$1,274	$(1,908)	$(539)
As a % of revenue (GAAP)		51.1%	66.5%	(15.4)%	(3.6)%	(16.9)%
As a % of revenue (Non-GAAP)		53.4%	52.0%	1.4%	(2.1)%	(0.6)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.19)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						81,445

	Three months ended June 30, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$82,315	$33,815	$61,237	$(27,422)	$(3,499)	$(31,500)
Cable Edge inventory charge	—	3,331	—	3,331	—	3,331
Stock-based compensation in cost of revenue	—	700	—	700	—	700
Stock-based compensation in research and development	—	—	(1,337)	1,337	—	1,337
Stock-based compensation in selling, general and administrative	—	—	(2,099)	2,099	—	2,099
Amortization of intangibles	—	1,295	(780)	2,075	—	2,075
Restructuring and related charges	—	278	(777)	1,055	—	1,055
TVN acquisition-and integration-related costs	—	—	(467)	467	—	467
Non-cash interest expenses related to convertible notes	—	—	—	—	1,360	1,360
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,354
Total adjustments	—	5,604	(5,460)	11,064	1,360	15,778

Non-GAAP	$82,315	$39,419	$55,777	$(16,358)	$(2,139)	$(15,722)
As a % of revenue (GAAP)		41.1%	74.4%	(33.3)%	(4.3)%	(38.3)%
As a % of revenue (Non-GAAP)		47.9%	67.8%	(19.9)%	(2.6)%	(19.1)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.39)
Diluted net loss per share-Non-GAAP						$(0.20)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,590

	Three months ended September 30, 2016
	Revenue	Gross Profit	Total Operating Expense	Income (loss) from Operations	Total Non-operating Expense	Net Loss
GAAP	$101,406	$51,363	$63,296	$(11,933)	$(4,321)	$(16,012)
Cable Edge inventory charge	—	(159)	—	(159)	—	(159)
Acquisition accounting impacts related to TVN deferred revenue	325	325	—	325	—	325
Stock-based compensation in cost of revenue	—	360	—	360	—	360
Stock-based compensation in research and development	—	—	(771)	771	—	771
Stock-based compensation in selling, general and administrative	—	—	(1,549)	1,549	—	1,549
Amortization of intangibles	—	1,380	(3,009)	4,389	—	4,389
Restructuring and related charges	—	(1)	27	(28)	—	(28)
TVN acquisition-and integration-related costs	—	119	(5,051)	5,170	98	5,268
Loss on impairment of long-term investment	—	—	—	—	1,259	1,259
Non-cash interest expenses related to convertible notes	—	—	—	—	1,252	1,252
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(52)
Total adjustments	325	2,024	(10,353)	12,377	2,609	14,934

Non-GAAP	$101,731	$53,387	$52,943	$444	$(1,712)	$(1,078)
As a % of revenue (GAAP)		50.7%	62.4%	(11.8)%	(4.3)%	(15.8)%
As a % of revenue (Non-GAAP)		52.5%	52.0%	0.4%	(1.7)%	(1.1)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.21)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						78,092

	Nine months ended September 29, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$257,272	$121,248	$184,034	$(62,786)	$(9,892)	$(71,110)
Cable Edge inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impacts related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	38	38	—	38	—	38
Stock-based compensation in cost of revenue	—	1,623	—	1,623	—	1,623
Stock-based compensation in research and development	—	—	(3,497)	3,497	—	3,497
Stock-based compensation in selling, general and administrative	—	—	(5,987)	5,987	—	5,987
Amortization of intangibles	—	3,885	(2,347)	6,232	—	6,232
Restructuring and related charges	—	1,335	(4,084)	5,419	—	5,419
TVN acquisition-and integration-related costs	—	342	(2,392)	2,734	—	2,734
Avid litigation settlement and associated legal fees	—	—	(7,356)	7,356	—	7,356
Non-cash interest expenses related to convertible notes	—	—	—	—	4,060	4,060
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,278
Total adjustments	149	10,650	(25,663)	36,313	4,060	43,651

Non-GAAP	$257,421	$131,898	$158,371	$(26,473)	$(5,832)	$(27,459)
As a % of revenue (GAAP)		47.1%	71.5%	(24.4)%	(3.8)%	(27.6)%
As a % of revenue (Non-GAAP)		51.2%	61.5%	(10.3)%	(2.3)%	(10.7)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.88)
Diluted net loss per share-Non-GAAP						(0.34)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,618

	Nine months ended September 30, 2016
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense	Net Loss
GAAP	$292,809	$143,057	$193,864	$(50,807)	$(10,546)	$(61,871)
Cable Edge inventory charge	—	4,360	—	4,360	—	4,360
Acquisition accounting impacts related to TVN deferred revenue	1,728	1,728	—	1,728	—	1,728
Acquisition accounting impacts related to TVN fair value of inventory	—	189	—	189	—	189
Stock-based compensation in cost of revenue	—	1,011	—	1,011	—	1,011
Stock-based compensation in research and development	—	—	(2,581)	2,581	—	2,581
Stock-based compensation in selling, general and administrative	—	—	(4,950)	4,950	—	4,950
Amortization of intangibles	—	3,105	(9,606)	12,711	—	12,711
Restructuring and related charges	—	(24)	(4,488)	4,464	—	4,464
TVN acquisition-and integration-related costs	—	610	(11,059)	11,669	98	11,767
Loss on impairment of long-term investment	—	—	—	—	2,735	2,735
Non-cash interest expenses related to convertible notes	—	—	—	—	3,672	3,672
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	2,197
	1,728	10,979	(32,684)	43,663	6,505	52,365

Non-GAAP	$294,537	$154,036	$161,180	$(7,144)	$(4,041)	$(9,506)
As a % of revenue (GAAP)		48.9%	66.2%	(17.4)%	(3.6)%	(21.1)%
As a % of revenue (Non-GAAP)		52.3%	54.7%	(2.4)%	(1.4)%	(3.2)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.80)
Diluted net loss per share-Non-GAAP						$(0.12)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						77,475

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q4 2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$90.0 to $100.0	$44.9 to $51.4	$54.4 to $56.4	$(11.5) to $(3.0)	$(3.1)	$(15.9) to $(6.9)
Stock-based compensation expense	—	0.8	(4.7)	5.5	—	5.5
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Avid litigation legal fees	—	—	(0.3)	0.3	—	0.3
Restructuring and related charges and TVN integration costs	—	—	(0.6)	0.6	—	0.6
Non-cash interest expense related to convertible notes	—	—	—	—	1.4	1.4
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	2.0
Total adjustments	—	2.1	(6.4)	8.5	1.4	$11.9 to $9.9

Non-GAAP	$90.0 to $100.0	$47.0 to $53.5	$48.0 to $50.0	$(3.0) to $5.5	$(1.7)	$(4.0) to $3.0
As a % of revenue (GAAP)		50% to 51%	57% to 60%	(13)% to (3)%	(3)%	(18)% to (7)%
As a % of revenue (Non-GAAP)		52.0% to 53.5%	50% to 53%	(3)% to 5.5%	(2)%	(4)% to 3%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.19) to $(0.08)
Diluted net (loss) income per share-Non-GAAP					$(0.05) to $0.04
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					82.0
Shares used to compute diluted net income per share:
Non-GAAP					82.5

	2017 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$347.9 to $357.9	$166.8 to $173.3	$238.0 to $240.0	$(73.2) to $(64.7)	$(13.0)	$(85.7) to $(77.7)
Acquisition accounting impact related to TVN deferred revenue	0.1	0.1	—	0.1	—	0.1
Cable Edge inventory charge	—	3.3	—	3.3	—	3.3
Stock-based compensation expense	—	2.4	(14.2)	16.6	—	16.6
Amortization of intangibles	—	5.2	(3.1)	8.3	—	8.3
Avid litigation settlement and associated legal fees	—	—	(7.7)	7.7	—	7.7
Restructuring and related charges and TVN integration costs	—	1.7	(7)	8.7	—	8.7
Non-cash interest expense related to convertible notes	—	—	—	—	5.5	5.5
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$4.0 to $5.0
Total adjustments	0.1	12.7	(32.0)	44.7	5.5	$54.2 to $55.2

Non-GAAP	$348.0 to $358.0	$179.5 to $186.0	$206.0 to $208.0	$(28.5) to $(20.0)	$(7.5)	$(30.5) to $(23.5)
As a % of revenue (GAAP)		48% to 49%	67% to 68%	(21)% to (18)%	(4%)	(24)% to (22)%
As a % of revenue (Non-GAAP)		51.5% to 52.0%	58% to 59%	(8)% to (6)%	(2%)	(9)% to (7)%
Diluted loss per share:
Diluted net loss per share-GAAP					$(1.06) to $(0.96)
Diluted net loss per share-Non-GAAP					$(0.38) to $(0.29)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					81.0